Exhibit 11
Peter Kiewit Sons', Inc.
Calculation or Earnings per Share
For the three and six months ended
June 30, 1997 and 1996


                                                 Class C Stock
                                 Three Months Ended         Six  Months Ended
                                      June  30,                 June  30,
                                 1997          1996         1997         1996

Actual weighted shares
  outstanding for the period   9,301,036     10,353,305    9,307,834  10,305,087

Dilutive stock options using
  average market price                 -              -            -           -
                               ---------     ----------    ---------  ----------
Total number of shares used to
  compute primary earnings per
  share.                       9,301,036     10,353,305    9,307,834  10,305,087

Additional dilutive stock
 options using ending market
 price                                 -              -            -           -

Additional dilutive shares
 assuming conversion of
 convertible debentures          436,833        359,000      436,833     359,000
                               ---------      ---------     --------  ----------
Total number of shares used
 to compute fully diluted
 earnings per share.           9,737,869     10,712,305    9,744,667  10,664,087
                               =========     ==========    =========  ==========
Net income available to common
  shareholders                 $  34,381     $   28,877    $  49,717  $   35,648

Add: Interest expense,
  net of tax effect associated
   with convertible debentures       140             95           267        190
                               ---------     ----------    ----------  ---------

Net income for fully diluted
 shares                        $  35,521     $   28,972    $   49,984  $  35,838
                               =========     ==========    ==========  =========
Primary earnings per share     $    3.70     $     2.79    $     5.34  $    3.46
                               =========     ==========    ==========  =========

Fully diluted earnings
  per share                    $    3.55     $     2.70    $     5.13  $    3.36
                               =========     ==========    ==========  =========




                                               Class D Stock
                               Three Months Ended             Six Months Ended
                                    June  30,                   June  30,
                               1997           1996           1997        1996

Actual weighted shares
  outstanding for the period 24,512,273  23,205,830       24,476,499  23,221,026

Dilutive stock options using
  average market price           67,654           -           67,654           -
                             ----------  ----------       ----------  ----------
Total number of shares
  used to compute primary
  earnings per share.        24,579,927  23,205,830       24,544,153  23,221,026

Additional dilutive stock
  options using ending
  market price                        -           -                -           -

Additional dilutive shares
  assuming conversion of
  convertible debentures              -           -                -           -
                             ----------  ----------        ---------  ----------
Total number of shares
  used to compute fully
  diluted earnings
  per share.                 24,579,927  23,205,830        24,544,153 23,221,026
                             ==========  ==========        ========== ==========

Net income available to
  common shareholders        $   21,499  $   17,801        $   40,967 $   35,804

Add: Interest expense,
  net of tax effect
  associated with convertible
  debentures                          -           -                 -          -
                             ----------  ----------        ----------  ---------
Net income for fully
 diluted shares              $   21,499  $   17,801       $    40,967  $  35,804
                             ==========  ==========       ===========  =========
Primary earnings per share   $     0.87  $     0.77       $      1.67  $    1.54
                             ==========  ==========       ===========  =========
Fully diluted earnings
  per share                  $     0.87  $     0.77       $      1.67  $    1.54
                             ==========  ==========       ===========  =========